FIRST AMENDMENT TO THE
      MORRISON INCORPORATED 1984 LONG TERM INCENTIVE PLAN


     THIS FIRST AMENDMENT, made this 31 day of March, 1993, by Morrison Restaurants Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company");

                     W I T N E S S E T H:

     WHEREAS, the Company maintains the Morrison Incorporated 1984 Long Term Incentive Plan under an indenture which became effective as of September 24, 1984 (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan to provide for the extension of option periods in favor of certain optionees under certain circumstances; and

     WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan;

     NOW, THEREFORE, the Company does hereby amend the Plan, effective immediately, as follows:


1. By substituting for all Plan references to the "Morrison Incorporated 1984 Long Term Incentive Plan" the title "Morrison Restaurants Inc. 1984 Long Term Incentive Plan."

2. By deleting the first sentence of Plan Section 2 and by substituting therefor the following:

     "The Plan shall be administered by a committee of not less than three
     (3) members of the Board of Directors of the Company who shall be appointed by the Board (the "Committee"); provided, however, that, as to any participant who is not a `reporting person' for purposes of
     Section 16 of the Securities Exchange Act of 1934, the Committee may delegate to any member of the Board of Directors of the Company the authority contemplated by Plan Section 12."

3. By adding the following new final paragraph to Plan Section 12 as follows:

          "Notwithstanding anything to the contrary in this Section 12, the term of any stock option previously granted under the terms of the Plan to a participant who suffers a termination of employment for any reason may be extended by the Committee in its sole discretion for any period not longer than the original option term, as determined pursuant to Plan
     Section 6."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

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     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                              MORRISON RESTAURANTS INC.


                              By: /s/ Samuel E. Beall, III


                              Title: President & Chief Executive Officer
ATTEST:


By: /s/ Pfilip G. Hunt

Title: Sr. Vice President,
          General Counsel & Secretary

     (CORPORATE SEAL)